UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

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Kiromic BioPharma, Inc.
(Name of Registrant as Specified in Its Charter)
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Two Leading Independent Proxy Advisory Firms Recommend Kiromic BioPharma Stockholders Vote “FOR” All Proxy Proposals

ISS and Glass Lewis Join the Kiromic Board of Directors in Recommending Stockholders Vote “FOR” for All Three Proposals at the Special Meeting of Kiromic Stockholders to be Held on March 7, 2023

HOUSTON (February 23, 2023) – Kiromic BioPharma, Inc. (NASDAQ: KRBP) (“Kiromic” or the “Company”), a clinical-stage fully-integrated biotherapeutics company using its proprietary DIAMOND® artificial intelligence and data mining platform to develop cell therapies with a focus on immuno-oncology, announces that Institutional Shareholder Services (ISS) and Glass Lewis & Co. (Glass Lewis), two leading independent proxy advisory firms, have issued recommendations that Kiromic stockholders vote FOR all three proposals at the Company’s Special Meeting of Stockholders being held March 7, 2023.

The proposals are:

1.	To grant authority to Kiromic’s Board of Directors to execute a reverse stock split at a ratio within a range of 1-for-2 to 1-for-30;

2.	To approve the issuance of common stock to Yorkville Advisors in excess of the exchange cap of the Standby Equity Purchase Agreement dated October 13, 2022; and

3.	To approve the issuance of common stock to the investor holding the 25% Senior Secured Convertible Promissory Note in excess of the share cap contained in an agreement dated December 12, 2022.

"The passage of each of these items is critically important to our ability to pursue the exciting business imperatives I outlined in a Letter to Stockholders that was published on February 16, 2023,” said Pietro Bersani, Chief Executive Officer of Kiromic BioPharma. “Notably, the resulting increase in share price from the reverse stock split will not only keep us in compliance with Nasdaq’s continued-listing requirements but will also potentially improve the appeal of our common stock to a broader range of investors, including higher-quality institutional investors.”

Kiromic strongly encourages all investors to vote “FOR” each proposal for the reasons described in the proxy statement filed with the SEC on January 26, 2023. Voting instructions are contained in the proxy card; you can vote at any time via the internet, by mail, by phone, or in person at the meeting. If stockholders have any questions or need assistance voting their shares, please contact Kiromic’s proxy solicitor:

Alliance Advisors

(973) 873-7700

About Kiromic BioPharma

Kiromic BioPharma, Inc. is a clinical-stage, fully integrated biotherapeutics company using its proprietary DIAMOND® artificial intelligence (AI) 2.0 target discovery engine to detect, develop, and commercialize cell therapies with a therapeutic focus on immuno-oncology. Kiromic is developing a multi-indication allogeneic cell therapy platform that exploits the natural potency of Gamma Delta T-cells to target solid cancers. Kiromic’s DIAMOND® AI is where data science meets target identification to dramatically compress the years and hundreds of millions of dollars required to develop a live drug. The Company maintains offices in Houston, Texas. To learn more, visit www.kiromic.com and connect with us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Kiromic makes such forward-looking statements pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. All statements other than statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding: Kiromic’s ability to achieve its objectives and Kiromic’s financing strategy and availability of funds. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, and as detailed from time to time in our other SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Contacts:

Kiromic BioPharma

Linda Phelan Dyson, MPH

Global Head, Corporate Communications

ldyson@kiromic.com

281-468-7683

LHA Investor Relations

Tirth T. Patel

tpatel@lhai.com

212-201-6614

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